Exhibit 99.3

ARVINMERITOR, INC.

INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER OF

Unregistered 8.125% Notes Due 2015
($252,537,000 Aggregate Principal Amount Outstanding Issued September 30, 2005)

To Registered Holder:

          The undersigned hereby acknowledges receipt of the Prospectus dated [               , 200  ] (the “Prospectus”) of ArvinMeritor, Inc. (“ArvinMeritor”) and the related Letter of Transmittal, that together constitute the offer of ArvinMeritor (the “Exchange Offer”) to exchange up to $252,537,000 aggregate principal amount of its 8.125% Notes due 2015 (the “new notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of the $252,537,000 aggregate principal amount of its outstanding unregistered 8.125% Notes due 2015 (the “old notes”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

          This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the old notes held by you for the account of the undersigned.

          The aggregate face amount of the old notes held by you for the account of the undersigned is (fill in amount):

                    /   /          $ __________ of 8.125% Notes due 2015.

          With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

                    /   /          To TENDER the following old notes held by you for the account of the undersigned (insert principal amount of old notes to be tendered (if any)):

                    /   /          $ __________ of 8.125% Notes due 2015.

                    /   /          NOT to TENDER any old notes held by you for the account of the undersigned.

          If the undersigned instructs you to tender old notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:

•	the new notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving the new notes, whether or not the person is the undersigned;

•

neither the undersigned nor any other recipient of the new notes (if different than the undersigned) is engaged in, intends to engage in, or has any arrangement or understanding with any person to participate in, the distribution of the old notes or new notes;

•	neither the undersigned nor any other recipient is an “affiliate” of ArvinMeritor within the meaning of Rule 405 promulgated under the Securities Act;

•

if the undersigned is a broker-dealer, it has not entered into any arrangement or understanding with ArvinMeritor or any “affiliate” of ArvinMeritor within the meaning of Rule 405 promulgated under the Securities Act to distribute the new notes; and

•

if the undersigned is a broker-dealer, the undersigned further represents and warrants that the undersigned broker-dealer will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, and the undersigned will deliver a prospectus meeting the requirements of the Securities Act (for which purposes, the delivery of the Prospectus, as the same may be hereafter supplemented or amended, shall be sufficient) in connection with any resale of new notes received in the Exchange Offer.

          By acknowledging that you will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

          By its acceptance of the Exchange Offer, any broker-dealer that receives new notes pursuant to the Exchange Offer agrees to notify ArvinMeritor in writing before using the Prospectus in connection with the resale or transfer of new notes. The broker-dealer further acknowledges and agrees that, upon receipt of notice from ArvinMeritor of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus to make the statements in the Prospectus not misleading or which may impose upon ArvinMeritor disclosure obligations that may have a material adverse effect on ArvinMeritor, which notice ArvinMeritor agrees to deliver promptly to the broker-dealer, the broker-dealer will suspend use of the Prospectus until ArvinMeritor has notified the broker-dealer that delivery of the Prospectus may resume and has furnished to the undersigned copies of any amendment or supplement to the Prospectus. ArvinMeritor has agreed in the registration rights agreement that for a period of 180 days after the effective date of the registration statement of which the Prospectus is a part ArvinMeritor will make the Prospectus, as amended or supplemented, available to any broker-dealer who requests it in writing for use in connection with any such resale.

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s)

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date: